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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-82448, 333-70633, 333-70641 and 33-70643 on Form S-8 of our reports relating to the financial statements and financial statement schedule of The Buckle, Inc. and management's report on the effectiveness of internal control over financial reporting dated April 18, 2005, appearing in this Annual Report on Form 10-K of The Buckle, Inc. for the year ended January 29, 2005.

DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 18, 2005